UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Guardion Health Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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15150 Avenue of Science, Suite 200

San Diego, CA 92128

September 8, 2020

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 29, 2020

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Guardion Health Sciences, Inc. (the “Company”), which will be held on October 29, 2020 at 10:00 a.m. Pacific Time.

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format at https://www.issuerdirect.com/virtual-event/ghsi.

In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	To elect five (5) members to our board of directors;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	To consider and act upon a proposal to approve an amendment to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares of common stock issuable thereunder to 10,000,000 shares from 3,000,000 shares;

4.	To extend the previously-granted discretionary authority of our board of directors to amend our certificate of incorporation, without in any way affecting the prior authorization, to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of no split to a maximum of a one-for-thirty (1-for-30) split, with the exact ratio to be determined by our board of directors in its sole discretion, from the current authorization date through December 5, 2020, to within one year of the date this new proposal is approved by stockholders, or October 29, 2021 (the “Reverse Split Extension”); and

5.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed September 1, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the meeting.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting at you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors at:

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-866-229-8874

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1 (416) 867-2272

BY ORDER OF THE BOARD OF DIRECTORS

September 8, 2020	/s/ Robert N. Weingarten
Robert N. Weingarten Chairman of the Board of Directors

Whether or not you expect to attend the Annual Meeting virtually, we urge you to vote your shares via proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares electronically at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

15150 Avenue of Science, Suite 200

San Diego, California 92128

PROXY STATEMENT FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

To be held on October 29, 2020

The board of directors of Guardion Health Sciences, Inc. (“Guardion” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 29, 2020, at 10:00 a.m. Pacific Time, in a virtual format online by accessing https://www.issuerdirect.com/virtual-event/ghsi and at any adjournment thereof.

This proxy statement contains information relating to the Annual Meeting. This year’s Annual Meeting of stockholders will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting https://www.issuerdirect.com/virtual-event/ghsi. In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders’ receipt of the proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. On or about September 10, 2020, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. Only stockholders who owned our common stock on September 1, 2020 are entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on October 29, 2020:

The Notice of Meeting, Proxy Statement and 2019 Annual Report on Form 10-K are available at:

https://www.iproxydirect.com/ghsi

GUARDION HEALTH SCIENCES, INC.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Robert N. Weingarten, Corporate Secretary, as your proxy for the Annual Meeting and you are authorizing Robert N. Weingarten to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Robert N. Weingarten as proxy to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and proxy card because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the Internet, by phone, or by fax.

On or about September 10, 2020, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet. Only stockholders who owned our common stock on September 1, 2020 are entitled to vote at the Annual Meeting.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on October 29, 2020, at 10:00 a.m. Pacific Time in a virtual format online by accessing https://www.issuerdirect.com/virtual-event/ghsi. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The board of directors has fixed the close of business on September 1, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 88,327,312 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice has been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How Will my Shares be Voted if I Give No Specific Instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are four matters scheduled for a vote:

1.	To elect five (5) members to our board of directors;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	To approve an amendment to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares issuable thereunder to 10,000,000 shares from 3,000,000 shares; and

4.	To extend the previously-granted discretionary authority of our board of directors to amend our certificate of incorporation, without in any way affecting the prior authorization, to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of no split to a maximum of a one-for-thirty (1-for-30) split, with the exact ratio to be determined by our board of directors in its sole discretion, from the current authorization date through December 5, 2020, to within one year of the date this new proposal is approved by stockholders, or October 29, 2021 (the “Reverse Split Extension”).

What if another matter is properly brought before the Annual Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

MAIL	FAX	INTERNET	PHONE	ONLINE AT THE MEETING

Mailing your signed proxy card or voter instruction card.	Complete the reverse portion of the proxy card and fax to (202) 521-3464.	Using the Internet at: https://www.iproxydirect.com/ghsi	1-866-752-VOTE(8683)	You can vote at the meeting at: https://www.issuerdirect.com/virtual-event/ghsi

Stockholders of Record

If you are a registered stockholder, you may vote by mail, fax, Internet, phone or online at the Annual Meeting by following the instructions in the Notice. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Eastern Time on October 28, 2020. Our Board’s designated proxy, Mr. Weingarten, will vote your shares according to your instructions. If you attend the live webcast of the Annual Meeting you also will be able to vote your shares electronically at the meeting up until the time the polls are closed.

Beneficial Owners of Shares Held in Street Name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote or to request a paper or email copy of our proxy materials. The materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the Notice or voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting and whether, if you attend the live webcast of the Annual Meeting, you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 44,163,657 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of five (5) members to our board of directors;

2.	“For” the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	“For” the approval of an amendment to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares issuable thereunder to 10,000,000 shares from 3,000,000 shares; and

4.	“For” the Reverse Split Extension.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Robert N. Weingarten, the board of directors’ designated proxy.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Our common stock is listed on the Nasdaq Capital Market. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: (i) Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal; (ii) Proposal No. 2 for the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal; (iv) Proposal No. 3 for the approval of an amendment our 2018 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder, is considered a non-discretionary matter, and a broker will not be permitted to exercise its discretion to vote uninstructed shares on the proposal; and (iv) Proposal No. 4 for the Reverse Split Extension is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. Because NYSE rules apply to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our common stock is listed on the Nasdaq Capital Market.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our second amended and restated bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have no effect with respect to Proposals 1, 2 and 3. Abstentions will have the effect of a vote “against” Proposal 4.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR” “WITHHOLD”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

Proposal No. 3: Approval of increase in number of shares of common stock issuable under the 2018 Equity Incentive Plan	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

Proposal No. 4: Reverse Split Extension	The affirmative vote of the holders of a majority of the outstanding shares of our common stock.	“FOR” “AGAINST” “ABSTAIN”	(5)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
(5)	Abstentions will have the effect of a vote against this proposal.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Guardion Health Sciences, Inc., 15150 Avenue of Science, Suite 200, San Diego, California 92128 Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Kingsdale Advisors as our strategic stockholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-866-229-8874 or (call collect outside North America) at (416) 867-2272 or by email at contactus@kingsdaleadvisors.com.

Do I Have Dissenters’ Rights of Appraisal?

Stockholders do not have appraisal rights under Delaware law or under Guardion’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board Size and Structure

Our certificate of incorporation, as amended, and our second amended and restated bylaws provide that our business is to be managed under the direction of our board of directors. Our board of directors is required to consist of not less than three (3) or more than seven (7) directors. As a result of the resignation of Michael Favish in June, 2020, the number of directors was fixed at five (5) by resolution of the board of directors.

Our board of directors currently consists of five (5) directors. Our certificate of incorporation provides that the number of directors on our board of directors shall be fixed exclusively by resolution adopted by our board of directors or by our stockholders. At each annual meeting, directors shall be elected by the stockholders for a term of one (1) year. Each director shall serve until his or her successor is duly elected and qualified or until the director’s earlier death, resignation or removal.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Pursuant to Delaware law and our second amended and restated bylaws, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Nominees for Election

Robert N. Weingarten, Mark Goldstone, David W. Evans, Ph.D., Donald A. Gagliano, M.D., and Kelly Anderson have been nominated by the board of directors to stand for election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Weingarten, Goldstone, Evans, Gagliano and Ms. Anderson will serve for a term expiring at the annual meeting to be held in 2021 (the “2021 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the board of directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the board of directors’ discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The board of directors has no reason to believe that any nominee will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information for the nominees for director, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.

Robert N. Weingarten, 68, has been a Director of the Company since June 2015 and Chairman of the board of directors since July 2020. Previously, Mr. Weingarten served as Lead Director on our board of directors from January 2017 to March 2020. He is an experienced business consultant and advisor with an ongoing consulting practice. Since 1979, he has provided financial consulting and advisory services and served on boards of directors of several public companies in various stages of development, operation or reorganization. From July 2017 to June 2018, Mr. Weingarten was the Chief Financial Officer of Alltemp, Inc. From April 2013 to February 2017, Mr. Weingarten served on the board of directors of RespireRx Pharmaceuticals Inc. (OTCQB: RSPI) and also served as Vice President and Chief Financial Officer. Mr. Weingarten received a B.A. in Accounting from the University of Washington in 1974, a M.B.A. in Finance from the University of Southern California in 1975, and is a Certified Public Accountant (inactive) in the State of California. In August 2020, Mr. Weingarten was appointed as Vice President and Chief Financial Officer of Lixte Biotechnology Holdings, Inc. Mr. Weingarten has considerable accounting and finance experience, particularly with regard to public reporting requirements. The Company believes that Mr. Weingarten’s accounting and finance experience qualifies him to serve on the board of directors.

Mark Goldstone, 56, has been a Director since June 2015. Mr. Goldstone has over 25 years of experience in the healthcare industry, encompassing operations, commercialization and consulting. He has completed numerous merger, acquisition, financing and strategic partnership transactions, for a broad array of middle market and emerging growth companies in the technology, life sciences and healthcare services industries, which qualifies him to serve on the board of directors. From 2007 to 2013, Mr. Goldstone was the global President of DDB Worldwide Communications Group Inc.’s healthcare business, where he was responsible for a global communications business spanning 40+ offices in over 36 markets. The business covered advertising, digital, integrated communications, healthcare professional promotion, branding, naming, design, market shaping, medical education and scientific communications. Mr. Goldstone has previously held senior positions at Publicis Healthcare Communications Group where he was responsible for the global Sanofi-Aventis business and at Interbrand where he was CEO of its global Healthcare business. Mr. Goldstone moved from the United Kingdom to New York with Havas Group, where from 1996 to 2003 he held senior positions at Robert A. Becker, Euro RSCG and Jordan McGrath Case & Partners, Euro RSCG and ultimately at Euro RSCG Worldwide Headquarters, where he helped devise and build their global healthcare business – Euro RSCG Life Worldwide (Now Havas Life). Mr. Goldstone holds a BSc (Hons) in Pharmacy. He is a board member of the prestigious Galien Foundation and a board member of G3 Global Genomics Group. He is a member of the Royal Pharmaceutical Society of Great Britain and is a past Co-Chairman of New York Corporate Development for the American Diabetes Association. Mr. Goldstone’s breadth of experience in sales, marketing and strategic transactions in the healthcare industry is particularly useful to the Company as it develops its business, commercializes products and builds its marketing channels. The Company believes that these experiences make Mr. Goldstone particularly suitable to serve as a director and guide the Company in the complexities of the life science and healthcare services industries.

Donald A. Gagliano, M.D., 67, has served as a Director since the Company’s initial public offering on April 9, 2019. Additionally, Dr. Gagliano has been a member of our Scientific Advisory Board since June 2015. Since October 2018, Dr. Gagliano has been the principal of GMIC LLC, which provides healthcare consultation services primarily for health systems engineering and ophthalmology subject matter expertise. Dr. Gagliano does not currently hold any directorships and has not held any directorships within the past five years. From April 2013 to October 2013, Dr. Gagliano was the Vice President for Global Medical Affairs for Bausch+Lomb, Inc. From 2016 to present, Dr. Gagliano has served as the President of the Prevention of Blindness Society. From November 2008 to March 2013, Dr. Gagliano served as the Assistant Secretary of Defense for Health Affairs as the first Executive Director of the Joint Department of Defense (DoD) and Department of Veterans Affairs (VA) Vision Center of Excellence (VCE). In 1975, Dr. Gagliano graduated from the US Military Academy at WestPoint with a degree in Engineering. In 1981, he received a Bachelor of Science in medicine from Chicago Medical School and in 1998 he received his Master of Healthcare Administration from Penn State University. Dr. Gagliano’s breadth of experience in the healthcare industry is particularly useful to the Company as it develops its business, commercializes products and builds its marketing channels. The Company believes that these experiences make Dr. Gagliano particularly suitable to serve as a director and guide the Company in the complexities of the life science and healthcare services industries.

David W. Evans, 64, has been a Director and Chief Science Officer since September 2017. Effective June 12, 2020, Dr. Evans was appointed as Interim Chief Executive Officer and Interim President of the Company. Dr. Evans is the founder of VectorVision, was appointed to the Company’s board of directors on September 29, 2017, the closing of the VectorVision acquisition, and thereafter was engaged as a consultant to serve as the Company’s Chief Science Officer. Dr. Evans is recognized as the leading expert in clinical contrast sensitivity and glare testing. He has provided his testing expertise and data analysis capability to a wide range of leading ophthalmic companies. Dr. Evans has published more than 30 scientific articles and 3 book chapters in the areas of refractive surgery, glaucoma, ocular blood flow and visual function, and is the inventor of 7 patents related to vision testing devices. Dr. Evans received his Bachelor of Science degree in Human Factors Engineering from the United States Air Force Academy, a Master of Science degree and Masters in Business Administration from Wright State University in Dayton, Ohio, and a Ph.D. in Ocular Physiology from Indiana University. The Company believes that these experiences make Dr. Evans particularly suitable to serve as a director and guide the Company in the complexities of the life science and healthcare services industries.

Kelly Anderson, 52, has over 25 years of experience in finance, accounting and operations roles in various industries. Since 2015, Ms. Anderson has been a managing partner in C Suite Financial Partners, a financial consulting services company dedicated to serving private, public, private equity, entrepreneurial, family office and government-owned firms in all industries. Between July 2014 and March 2015, Ms. Anderson was CFO of Mavenlink, a SaaS company. Between October 2012 and January 2014, Ms. Anderson was Chief Accounting Officer of Fisker Automotive. Between April 2010 and February 2012, Ms. Anderson was the President and Chief Financial Officer of T3 Motion, Inc. (“T3”), an electric vehicle technology company. Between March 2008 and April 2010, she served as T3’s Executive Vice President and Chief Financial Officer, and as a director from January 2009 until January 2010. From 2006 until 2008, Ms. Anderson was Vice President at Experian, a leading credit reporting agency. From 2004 until 2006, Ms. Anderson was Chief Accounting Officer for TripleNet Properties and its affiliates. From 1996 to 2004, Ms. Anderson held senior financial positions with The First American Corp., a Fortune 500 title insurance company. Ms. Anderson has served on the board of directors for Tomi Environmental Services (OCTQB: TOMZ) since 2016 and Concierge Technologies since May 2019 (OTCQB: CNCG). Ms. Anderson is a CPA (Inactive). Ms. Anderson holds a B.A. degree in Business Administration with an accounting concentration from California State University Fullerton.

Information Concerning the Board and Corporate Governance

Board Leadership Structure

Robert N. Weingarten has served as the Chairman of the board of directors since July 2020 after having served as Lead Director from June 2017 through March 31, 2020. Dr. David Evans serves as our Interim Chief Executive Officer and President. We believe that this structure is the most effective structure for us and our stockholders at this time because the Chairman (i) can provide the Interim Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the board of directors to express its views on management and (iii) allows the Chairman to focus on stockholder interests and corporate governance while providing our Interim Chief Executive Officer with the ability to focus his attention on managing our day-to-day operations. As Mr. Weingarten has experience with advising boards of directors and senior management with respect to management and other business aspects, he is particularly well-suited to serve as Chairman.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Role in Risk Oversight

Management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board of directors in reviewing our strategic objectives and plans is a key part of the board of directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board of directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

Stockholder Communications to the Board of Directors

Stockholders wishing to submit written communications directly to the board of directors should send their communications to Secretary, Guardion Health Sciences, Inc., 15150 Avenue of Science, Suite 200, San Diego, California 92128. All stockholder communications will be considered by the independent members of our board of directors. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

Director or Officer Involvement in Certain Legal Proceedings

The Company’s directors and executive officers were not involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s certificate of incorporation, as amended, and the Company’s second amended and restated bylaws.

Director Independence

The listing rules of Nasdaq Capital Market require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the Nasdaq Capital Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of the Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Company’s board of directors has undertaken a review of the independence of the Company’s directors and director nominees and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that each of Messrs. Weingarten, Goldstone and Gagliano and Ms. Anderson, representing four (4) of the Company’s five (5) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Capital Market. In making these determinations, the board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “—Certain Relationships and Related Transactions and Director Independence.”

Board Committees

In October 2018, the board of directors established an audit committee and a compensation committee, and in July 2020, the board of directors established a strategy committee, each of which are comprised and have the responsibilities described below. Other than the strategy committee, each of the below committees has a written charter approved by the Company’s board of directors. Each of the committees reports to the Company’s board of directors as such committee deems appropriate and as the Company’s board of directors may request.

The composition and functions of each committee are described below.

Name	Independent	Audit	Compensation	Strategy	Nominating and Corporate Governance (1)
Robert N. Weingarten	X	X*	X	X	X
Mark Goldstone	X	X	X*	X*	X
Donald A. Gagliano, M.D.	X				X
David W. Evans, Ph.D.
Kelly Anderson	X	X	X	X	X

* Chairman of the committee

(1) Our independent directors serve as the members of our Nominating and Corporate Governance Committee.

Audit Committee

The audit committee is comprised of Robert N. Weingarten, Mark Goldstone and Kelly Anderson. Mr. Weingarten serves as the chairperson of the audit committee. the Company’s board of directors has determined that each member of the audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Capital Market. the Company’s board of directors has also determined that Mr. Weingarten is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of the Nasdaq Capital Market. The responsibilities of the audit committee include, among other things:

●	selecting and hiring the independent registered public accounting firm to audit the Company’s financial statements;

●	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;

●	preparing the audit committee report that the SEC requires to be included in the Company’s annual proxy statement;

●	reviewing the adequacy and effectiveness of the Company’s internal controls and disclosure controls and procedures;

●	overseeing the Company’s policies on risk assessment and risk management;

●	reviewing related party transactions; and

●	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

The Company’s audit committee operates under a written charter which satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Capital Market.

Compensation Committee

The Company’s compensation committee is comprised of Mark Goldstone, Robert N. Weingarten and Kelly Anderson. Mr. Goldstone serves as the chairperson of the compensation committee. The Company’s board of directors has determined that each member of the compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the Nasdaq Capital Market. Each member of the compensation committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of the compensation committee is to oversee the Company’s compensation policies, plans and benefit programs and to discharge the responsibilities of the Company’s board of directors relating to compensation of its executive officers. The responsibilities of the compensation committee include, among other things:

●	reviewing and approving or recommending to the board for approval compensation of the Company’s executive officers;

●	reviewing and recommending to the board for approval the compensation of directors;

●	overseeing the Company’s overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including the Company’s executive officers;

●	reviewing, approving and making recommendations to the Company’s board of directors regarding incentive compensation and equity plans; and

●	administering the Company’s equity compensation plans.

Nominating and Corporate Governance

A majority of the independent directors of the Company’s board of directors are responsible for reviewing, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the majority of the independent director of the Company’s board of directors, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, considers many factors, including the following:

●	diversity of personal and professional background, perspective and experience;

●	personal and professional integrity, ethics and values;

●	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

●	experience relevant to the Company’s industry and with relevant social policy concerns;

●	experience as a board member or executive officer of another publicly held company;

●	relevant academic expertise or other proficiency in an area of the Company’s operations;

●	practical and mature business judgment, including ability to make independent analytical inquiries;

●	promotion of a diversity of business or career experience relevant to the Company’s success; and

●	any other relevant qualifications, attributes or skills.

Currently, the independent directors evaluate each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Strategy Committee

The Company’s strategy committee is comprised of Mark Goldstone, Robert N. Weingarten and Kelly Anderson. Mr. Goldstone serves as the chairperson of the strategy committee. The Company’s board of directors has determined that each member of the strategy committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the Nasdaq Capital Market. Each member of the strategy committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of the strategy committee is to assist management with the execution of the Company’s strategic and business plans and to explore strategic, business and capital opportunities and transactions designed in increase stockholder value. The responsibilities of the strategy committee include, among other things:

●	reviewing and approving or recommending to the board for approval the Company’s annual business plan;

●	monitor management’s execution of the Company’s business plan;

●	explore and evaluate potential strategic transactions and opportunities; and

●	review and approve capital market transactions.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s board of directors or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the Company.

Code of Business Conduct and Ethics

The Company’s board of directors adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market. The code of business conduct and ethics is publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of the Nasdaq Capital Market.

Director Compensation

The Company accrued or paid compensation to its directors for serving in such capacity, as show in the table below.

Director	Year	Stock Awards	Fees Earned or Paid in Cash	Total
Mark Goldstone	2019	$-	$-	$-
	2018	$-	$-	$-
Robert N. Weingarten (1)	2019	$-	$60,000	$60,000
	2018	$-	$60,000	$60,000
David W. Evans, Ph.D. (2)	2019	$-	$-	$-
	2018	$-	$-	$-
Michael Favish	2019	$-	$-	$-
	2018	$-	$-	$-
Donald A. Gagliano, M.D.	2019	$-	$-	$-
	2018	$-	$-	$-
Kelly Anderson	2019	$-	$-	$-
	2018	$-	$-	$-

(1) Mr. Weingarten earned $60,000 as compensation for services as Lead Director during 2018, of which $10,000 was paid in December 2018 and $50,000 was paid in 2019. Mr. Weingarten earned $60,000 as compensation for services as Lead Director during 2019, of which $45,000 was paid in 2019 and $15,000 was paid in 2020.

(2) Dr. Evans was appointed as a Director on September 29, 2017. The Company entered into a Consulting Agreement with Dr. Evans, dated as of September 29, 2017 (the “Consulting Agreement”), whereby Dr. Evans has been engaged to serve as a consultant to the Company to further the Company’s planned development and commercialization of the Company’s portfolio of products and technology. Dr. Evans was given the title of Chief Science Officer on April 1, 2018. The Consulting Agreement had an initial term of 3 years, with automatic one-year renewals unless earlier terminated. Pursuant to the Consulting Agreement and subsequent amendments, Dr. Evans earned monthly compensation of $10,000 in 2018 and through April 2019, and monthly compensation of $15,000 beginning in May 2019. The Company and Dr. Evans entered into an amendment to the Consulting Agreement, which amendment, effective as of June 12, 2020, (1) acknowledged his appointment as Interim Chief Executive Officer and Interim President and (2) increased his compensation by Ten Thousand Dollars ($10,000) per month for each month that he remains Interim Chief Executive Officer and Interim President.

On December 5, 2019, the board of directors adopted a director compensation program for the Company’s independent directors consisting of both cash and equity compensation, beginning in 2020, and in July 2020, the board of directors adopted a director compensation program for the Company’s independent directors consisting of both cash and equity compensation for service on the newly formed Strategy Committee . The programs consist of the following compensation for directors:

Cash Compensation (payable quarterly)

●	Board service - $20,000 per year
●	Chairman of the Board - $60,000 per year (inclusive of the Board service compensation)
●	Chairman of the Audit Committee – additional $10,000 per year
●	Chairman of the Compensation Committee – additional $5,000 per year
●	Chairman of the Strategy Committee – additional $40,000 per year, plus $1,000 per formal meeting held
●	Member of the Audit Committee – additional $5,000 per year
●	Member of the Compensation Committee – additional $2,500 per year
●	Member of the Strategy Committee – additional $36,000 per year, plus $1,000 per formal meeting held

Equity Compensation

●	Initial grant for new director – five year stock option to purchase 250,000 shares of Company common stock at the closing price of the Company’s common stock on the grant date, vesting 50% on the grant date and the remainder vesting 12.5% on the last day of each subsequent calendar quarter-end until fully vested, subject to continued service.

●	Annual grant – five year stock option to purchase 100,000 shares of Company common stock granted on the earlier of the date of the Company’s annual meeting of stockholders or the last business day of the month ending June 30, vesting 12.5% on the last day of each subsequent calendar quarter-end until fully vested, subject to continued service.

●	Strategy Committee – five year stock option to purchase 250,000 shares of Company common stock at $1.00 per share, vesting 50% on the grant date and the remainder vesting 12.5% on the last day of each subsequent calendar quarter-end until fully vested, subject to continued service.

Required Vote for Approval

A plurality of the votes cast at the Annual Meeting is required to elect a nominee as a director.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the election of Robert N. Weingarten, Mark Goldstone, Donald A. Gagliano, M.D., David W. Evans, Ph.D. and Kelly Anderson as directors of the Company.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected Weinberg & Company, P.A. to audit our consolidated financial statements for the fiscal year ending December 31, 2020. Weinberg & Company, P.A. has audited our consolidated financial statements since fiscal year 2013.

Although stockholder approval of the selection of Weinberg & Company, P.A. is not required by law, our board of directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board of directors may reconsider its selection of Weinberg & Company, P.A.

Fees of Independent Registered Public Accounting Firm

Weinberg & Company, P.A. acted as the Company’s independent registered public accounting firm for the years ended December 31, 2019 and 2018 and for the interim periods in such fiscal years. The following table shows the fees that were incurred by the Company for audit and other services provided by Weinberg & Company, P.A. for the years ended December 31, 2019 and 2018.

	Year Ended December 31,
	2019	2018
Audit Fees (a)	$92,467	$100,990
Tax Fees (b)	31,818	26,740
Other Fees (c)	240,093	33,141
Total	$364,378	$160,871

(a)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory or regulatory filings.

(b)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

(c)	Other fees represent fees related to our filing of certain Registration Statements.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services rendered by Weinberg & Company, P.A. were pre-approved by the Company’s Board of Directors. Commencing in 2020, the Audit Committee was charged with all pre-approval activities with respect to the Company’s independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm.

PROPOSAL 3:

APPROVAL OF AN INCREASE TO THE NUMBER OF AUTHORIZED SHARES ISSUABLE UNDER THE 2018 EQUITY INCENTIVE PLAN

The Board adopted the 2018 Equity Incentive Plan (the “2018 Plan”) in October 2018 and the 2018 Plan was approved by our stockholders in November 2018. The Board initially authorized the issuance of up to 6,000,0000 shares of common stock under the 2018 Plan. On January 30, 2019, the Company filed a certificate of amendment to its certificate of incorporation, as amended, with the Secretary of State of the State of Delaware to effectuate a one-for-two (1:2) reverse stock split (the “Prior Reverse Stock Split”). Following the Reverse Stock Split, up to 3,000,000 shares of common stock are authorized for issuance under the 2018 Plan.

As of September 4, 2020, excluding the requested share increase, there were 443,333 shares of common stock available for issuance under the 2018 Plan.

Reasons for the Proposed Amendment

Executive Compensation is an Important Part of Our Compensation Program

The Compensation Committee established long-term equity-based compensation as an important element of our compensation program. The Compensation Committee emphasizes long-term equity-based compensation in order to (i) align participants’ interests with the interests of the Company’s stockholders in the long-term success of the Company; (ii) provide management with an equity ownership in the Company tied to Company performance; (iii) attract, motivate and retain key employees and non-employee directors; and (iv) provide incentive to management for continuous employment with the Company. The 2018 Plan is designed to advance these interests of the Company and its stockholders. Equity-based compensation under the 2018 Plan encourages executives to act as owners with an equity stake in the Company, discourages inappropriate risk-taking and contributes to the continuity and stability within the Company’s leadership.

The purpose of this requested increase in the number of authorized shares under the 2018 Plan is to continue to be able to attract, retain and motivate executive officers and other employees, non-employee directors and certain consultants. Upon stockholder approval of the amendment, additional shares of common stock will be reserved for issuance under the 2018 Plan, which will enable us to continue to grant equity awards to our officers, employees, consultants and non-employee directors at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving its business objectives and thereby creating greater value for all our stockholders.

As described above, we are seeking stockholder approval of an amendment to increase the number of shares issuable under the 2018 Plan by 7,000,000 shares. We believe that equity awards have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on our long-term growth. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants. In order to attract and retain qualified employees, we have had to grant stock options in excess of our historical equity burn rate.

In determining the amount of the increase contemplated by the proposed amendment to the 2018 Plan, the Board has taken into consideration the fact that, excluding the requested share increase, as of September 1, 2020, there were approximately 108,160,150 shares of our common stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of outstanding shares of the Company, is the relevant number in determining the appropriate number of shares available under the 2018 Plan. Additionally, the Company believes the increase is appropriate following the Prior Reverse Stock Split. When approved by our stockholders in November 2018, the 6,000,000 shares initially authorized for issuance under the Plan represented approximately 14.9% of our common stock as calculated on a fully-diluted basis, and, assuming the approval of this increase, the total number of shares of our common stock available for issuance under the 2018 Plan will be 10,000,000, which will represent approximately 9.2% of our common stock as calculated on a fully-diluted basis.

Approval of the amendment to the 2018 Plan will permit us to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to us or any subsidiary.

We Manage Our Equity Incentive Award Use Carefully and Dilution Is Reasonable

The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, retain and motivate employees.

●	Based on historical usage and our internal growth plans, we expect that the proposed increase of shares to be reserved for issuance under the 2018 Plan to 10,000,000 shares would be sufficient for grants of awards until approximately 2025, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. If the adoption of the amendment to increase the number of shares reserved for issuance under the 2018 Plan is approved, the share reserve under the 2018 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

The following table shows certain key equity metrics over the past two fiscal years:

Key Equity Metrics	2019	2018
Equity burn rate(1)	4.4%	--%
Overhang(2)	4.0%	14.6%

(1)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(2)	Overhang is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

●	If the adoption of the amendment to increase the number of shares reserved for issuance under the 2018 Plan is approved, the issuance of the shares to be reserved under the 2018 Plan would dilute existing stockholders by an additional 6.5% on a fully diluted basis, based on the number of shares of our common stock outstanding as of September 1, 2020.

●	As described in the table above, the total aggregate equity value of the shares being requested for the increase in authorized shares under the 2018 Plan, based on the closing price of our common stock on September 1, 2020, is $2,030,000.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the proposed adoption of the increase in the number of shares authorized for issuance under the 2018 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the shares under the 2018 Plan.

The 2018 Plan Reflects Compensation and Governance Best Practices

●	Stockholder approval is required for additional shares. The 2018 Plan does not contain an annual “evergreen” provision, pursuant to which the share pool would be automatically increased each year based on a specified formula.
●	No liberal share recycling. Shares retained by or delivered to the Company to pay the exercise price of stock options or stock appreciation rights or to satisfy withholding for taxes in connection with the exercise or settlement of an award will not be added back to the pool of available shares under the 2018 Plan and will not be available for future awards.
●	Repricing is not allowed. The 2018 Plan expressly prohibits the Company from repricing stock options without first obtaining stockholder approval.
●	No discount stock options. All stock options will have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or stock appreciation right is granted.
●	No Reload Options. The 2018 Plan does not provide for reload options.
●	Fair Market Value. The fair market value of a share of Common Stock will equal the closing price of a share of common stock on the date of calculation (or the last preceding date if the common stock was not traded on such date).
●	Awards Subject to a Clawback Policy. Awards under the 2018 Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.

Description of Our 2018 Equity Incentive Plan

The following is a summary of the current material features of the 2018 Plan. This summary is qualified in its entirety by the full text of the 2018 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Shares Available; Certain Limitations. The maximum number of shares of Common Stock reserved and available for issuance under the 2018 Plan will be equal to 3,000,000. New shares reserved for issuance under the 2018 Plan may be authorized but unissued shares or shares that will have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of Common Stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for awards under the Plan except that any shares of Common Stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the 2018 Plan.

Types of Awards. The 2018 Plan provides for the issuance of options, share appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”), other share-based awards and cash awards to our officers, employees, directors, independent contractors and consultants.

Shares of Common Stock subject to an award under the 2018 Plan that remain unissued upon the cancellation or termination of the award will again become available for grant under the 2018 Plan. However, shares of Common Stock that are surrendered by a participant or withheld as payment of the exercise price in connection with any award under the 2018 Plan, as well as any shares of Common Stock exchanged by a participant or withheld to satisfy tax withholding obligations related to any award, will not be available for subsequent awards under the 2018 Plan. If an award is denominated in shares, but settled in cash, the number of shares of Common Stock previously subject to the award will again be available for grants under the 2018 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of Common Stock available for grant under the 2018 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares will no longer be available for grant under the 2018 Plan.

Administration. The 2018 Plan will be administered by our board of directors, or if our board of directors does not administer the 2018 Plan, a committee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee, the “plan administrator”). The plan administrator may interpret the 2018 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2018 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2018 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of Common Stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Shares and RSUs. Restricted shares and RSUs may be granted under the 2018 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, applicable to the grant of restricted shares. Unless otherwise determined by the plan administrator, if the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the 2018 Plan and the applicable individual award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability. The rights of restricted share and RSU holders upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a stockholder during the restricted period, including the right to receive dividends declared with respect to such shares; provided, however, that dividends declared during the restricted period with respect to an award will only become payable if  (and to the extent) that the underlying restricted shares vest. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but will be credited with dividend equivalent rights, unless the applicable individual award agreement provides otherwise.

Options. We may issue non-qualified stock options and “incentive stock options” (“ISOs”) (within the meaning of Section 422 of the Code) under the 2018 Plan. The terms and conditions of any options granted to a participant will be set forth in an award agreement and, subject to the provisions in the 2018 Plan, will be determined by the plan administrator. The exercise price of any option granted under our 2018 Plan must be at least equal to the fair market value of our Common Stock on the date the option is granted (110% of fair market value in the case of ISOs granted to ten percent stockholders). The maximum term of an option granted under our 2018 Plan is ten years. The amount of incentive stock options that become exercisable for the first time in a particular year cannot exceed a value of  $100,000 per participant, determined using the fair market value of the shares on the date of grant.

Subject to our 2018 Plan, the plan administrator will determine the vesting and other terms and conditions of options granted under our 2018 Plan and the plan administrator will have the authority to accelerate the vesting of any option in its sole discretion. Treatment of an option upon termination of employment of a participant will be provided for by the plan administrator in the applicable award agreement.

Share Appreciation Rights. SARs may be granted under the 2018 Plan either alone or in conjunction with all or part of any option granted under the 2018 Plan. A free-standing SAR granted under the 2018 Plan entitles its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of Common Stock over the exercise price of the free-standing SAR multiplied by the number of shares in respect of which the SAR is being exercised. An SAR granted in conjunction with all or part of an option under the 2018 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of Common Stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. Each SAR will be granted with an exercise price that is not less than 100% of the fair market value of the related shares of Common Stock on the date of grant. Treatment of a SAR upon termination of employment of a participant will be provided for by the plan administrator in the applicable award agreement. The maximum term of all SARs granted under the 2018 Plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of an SAR in shares of Common Stock, cash, or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Share-Based Awards. Other share-based awards, valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including dividend equivalents) may be granted under the 2018 Plan. The plan administrator will determine the terms and conditions of such other share-based awards, including the number of shares of Common Stock to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in shares of Common Stock, cash or other property), and the conditions to the vesting and payment of such other share-based awards (including the achievement of performance goals). The rights of participants granted other share-based awards upon the termination of employment with or service to us will be set forth in the award agreement. Any dividend or dividend-equivalent award issued under the 2018 Plan will be subject to the same restrictions and conditions as apply to the underlying award.

Cash Awards. Bonuses that are payable solely in cash may also be granted under the 2018 Plan, and may be granted contingent upon the achievement of performance goals. The rights of participants granted cash awards upon the termination of employment with or service to us will be set forth in the applicable award agreement.

Equitable Adjustments. In the event of a merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our Common Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2018 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2018 Plan, (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs and other share-based awards granted under the 2018 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of Common Stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of Common Stock, cash or other property covered by such award, our board of directors may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control and Qualifying Termination. Unless otherwise determined by the plan administrator and evidenced in an award agreement, in the event that (i) a “change in control” (as defined below) occurs and (ii) a participant’s employment or service is terminated by us or any of our successors or affiliates without cause or by the participant for good reason (if applicable) within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The Administrator may pursuant to its authority under the 2018 Plan, accelerate the vesting of the Options and SARs.

Definition of Change in Control. For purposes of the 2018 Plan, a “change in control” will mean, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our board of directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of complete liquidation or dissolution of us or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or a sale or disposition to an entity controlled by our board of directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding. Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of taxes up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2018 Plan, as determined by the Company. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of Common Stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2018 Plan. The 2018 Plan provides our board of directors with authority to amend, alter or terminate the 2018 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

2018 Plan Term. The 2018 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback. If the Company is required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to the Company that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer).

Indemnification. To the extent allowable pursuant to applicable law, each member of our board of directors and the plan administrator and any officer or other employee to whom authority to administer any component of the 2018 Plan is delegated shall be indemnified and held harmless by the Company from any loss or expense that may be reasonably incurred by such member in connection with any claim, action or proceeding in which he or she may be involved by reason of any action or failure to act pursuant to the 2018 Plan and against all amounts paid by him or her in satisfaction of judgment in such claim, action or proceeding against him or her, provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2018 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price paid at the time of exercise. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of Common Stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2018 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights. A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any common shares received upon exercise of an SAR will be the fair market value of the shares of Common Stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

RSUs. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate fair market value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other awards granted under the 2018 Plan, including other share-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any common shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Interests of Officers and Directors in this Proposal

Members of our board of directors and the executive officers are eligible to receive awards under the terms of the 2018 Plan, including currently outstanding grants, and they therefore have a substantial interest in Proposal 3.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the increase in the number of shares available under the 2018 Plan to 10,000,000 shares.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4:

REVERSE STOCK SPLIT EXTENSION

Background and Introduction

In connection with our 2019 Annual Meeting, our Board of Directors approved and recommended to our stockholders a proposal to authorize the board of directors to be granted sole discretion to effect a Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio for the combination within a range of no split to a maximum of a one-for-thirty (1-for-30) split. Our stockholders approved such proposal on December 5, 2019, and accordingly, the Board currently has the authority to implement the Reverse Stock Split at any time through December 5, 2020 (the “Existing Approval”).

The Existing Approval will expire on December 5, 2020, the first anniversary of our 2019 Annual Meeting. Our Board is now seeking an extension of the time period during which it shall have authority to effect the Reverse Stock Split without affecting, in any way, the Existing Approval. The proposal now being submitted to our stockholders provides that our Board would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders (or until October 29, 2021, assuming the Annual Meeting is not adjourned) and to fix the specific ratio for the combination within a range of no split to a maximum of a one-for-thirty (1-for-30) split. The board of directors has the discretion to abandon the amendment and not implement the Reverse Stock Split.

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of no split to a maximum of a one-for-thirty (1-for-30) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

If this Proposal is not approved, there will be no effect on the Existing Approval, meaning that our Board will continue to have the authority to implement the Reverse Stock Split through December 5, 2020. If this Proposal is approved, however, our Board will be granted additional time to implement the Reverse Stock Split, if so desired.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix B to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

On September 20, 2019, we received a written notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) that we were not in compliance with Nasdaq Listing Rule 5550(a)(2),( the “Rule”) as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. The notice provided an initial compliance period of 180 calendar days, or until March 18, 2020, to regain compliance with the minimum bid price requirement. On March 19, 2020, the Company received a written notification from Nasdaq that the Company has been granted an additional 180 calendar days, or until September 14, 2020, to regain compliance with the minimum bid price requirement. On April 21, 2020, Nasdaq informed the Company that given the extraordinary market conditions due to the COVID-19 pandemic, Nasdaq has determined to toll the compliance periods for the minimum bid price and market value of publicly held shares requirements (collectively, the “Price-based Requirements”) through June 30, 2020. The Company had previously been granted until September 14, 2020, to regain compliance with the minimum bid price requirement. Accordingly, since the Company had 152 calendar days remaining in its minimum bid price compliance period as of April 16, 2020, it will, upon reinstatement of the Price-based Requirements, still have 152 calendar days from July 1, 2020, or until November 30, 2020, to regain compliance. We will monitor the closing bid price of our common stock and will consider all of our options to regain compliance with Nasdaq’s minimum bid price requirement. There can be no assurance that the Company will regain compliance with the minimum bid price requirement or maintain compliance with any of the other Nasdaq continued listing requirements.

The Company is in part asking for the extension of the Existing Approval so that in the event that there is a further tolling period on the Price-based Requirements due to COVID-19 or otherwise, the Company has extra time and extra flexibility to implement the Reverse Stock Split, and to avoid having to prematurely effect the Reverse Stock Split.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq minimum bid price requirement.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. As the Reverse Stock Split only affects our class of common stock, shares of preferred stock, if any, will not be affected.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our certificate of incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 4.

PROPOSAL 5:

ADJOURNMENT OR POSTPONEMENT TO SOLICIT ADDITIONAL PROXIES

The purpose of this proposal is to allow the holder of proxies solicited hereby to vote the shares represented by proxies in favor of adjournment or postponement of the Annual Meeting to a later time, in order to allow more time to solicit additional proxies, as necessary if there is not a quorum at the time of the Annual Meeting or if there are insufficient votes at the time of the Annual Meeting to approve any of Proposals 1 through 4.

Any adjournment may be made without notice, other than by an announcement made at the Annual Meeting, of the time, date and place of the adjourned meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

If this Proposal 5 is approved and a quorum is not present at the Annual Meeting, it is expected that the holder of proxies solicited hereby will vote to adjourn the Annual Meeting in order for additional proxies to be solicited. The lack of a quorum is one circumstance in which there are insufficient votes to approve Proposals 1 through 4. The holders of the majority of the outstanding shares of our common stock entitled to be cast as of the Record Date, represented in person or by proxy, will constitute a quorum for purposes of the Annual Meeting. A quorum is necessary to hold the Annual Meeting.

Once a share of common stock is represented at the Annual Meeting, it will be counted for the purposes of determining a quorum and for transacting all business, unless the holder is present solely to object to the Annual Meeting. If no quorum exists, the holders of a majority of such shares so present or represented shall have the power to seek to adjourn the meeting from time to time until a quorum shall be present or represented. In accordance with the Delaware law and our second amended and restated bylaws, the adoption of an adjournment would require the approval of a majority of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote, even though the number of shares present and entitled to vote is less than a quorum.

If a quorum exists, holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat may adjourn the Annual Meeting. If this Proposal 5 is approved, the holder of proxies solicited hereby may approve an adjournment if additional votes are needed to approve any of Proposals 1 through 4.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting, regardless of the presence of a quorum, is required to approve the adjournment of the Annual Meeting in order to allow more time to solicit additional proxies.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 5.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of date of this proxy statement. There are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)
David W. Evans, Ph.D.	63	Interim Chief Executive Officer, Interim President, and Director
Andrew C. Schmidt	59	Chief Financial Officer (Principal Financial Officer)
Vincent J. Roth	51	General Counsel

See “Proposal No. 1—Election of Directors” for biographical and other information regarding Dr. Evans.

Andrew C. Schmidt has served as our Chief Financial Officer since July 20, 2020. Prior to his appointment with the Company, Mr. Schmidt served as Vice President of Finance, Chief Financial Officer and Secretary of Iteris, Inc. (NASD: “ITI”), a publicly traded technology company from March 2015 through December 2019. Prior to joining Iteris, Mr. Schmidt served as the Chief Financial Officer and Corporate Secretary of Smith Micro Software, Inc., a publicly-held provider of wireless and mobility software solutions from 2005 to May 2014. Prior to joining Smith Micro, Mr. Schmidt held CFO roles for several other public companies, including Genius Products, an entertainment company, and Mad Catz Interactive, a provider of console video game accessories. He also served as Vice President (Finance) of Peregrine Systems, a publicly-held provider of enterprise level software. Mr. Schmidt holds a B.B.A. degree in Finance from the University of Texas and an M.S. degree in Accountancy from San Diego State University.

Vincent J. Roth has served as General Counsel since April 2015. He is an experienced corporate attorney with over 18 years of experience serving as the General Counsel to public and private companies in the high-tech, healthcare, medical device, nutraceutical, and biotechnology industries. Mr. Roth has worked as the General Counsel and Corporate Secretary for NucleusHealth, LLC (formerly StatRad, LLC), a medical device and teleradiology company for the last eight years. Mr. Roth previously worked as a partner at InnovaCounsel, LLP providing general counsel services to clients from 2009 to 2018. In addition to managing legal affairs, Mr. Roth is very familiar with operating in highly regulated industries. Mr. Roth completed a Master of Laws in Intellectual Property at the University of San Diego where he graduated with honors. He also received a Master of Laws in Business and Corporate Law from the University of San Diego with honors, a Juris Doctor and an MBA from Temple University, a Master of Liberal Arts in Sociology from the University of Pennsylvania and a BBA in Marketing and Human Resources from Temple University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the fiscal years ended December 31, 2019 and 2018 to (i) our Chief Executive Officer, and (ii) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2019 and were serving as executive officers as of such date (we refer to these individuals as the “Named Executive Officers”).

Executive	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total
Michael Favish (1)	2019	$300,000	$-	$4,122,750	$38,972	$4,461,722
	2018	$275,000	$-	$-	$36,032	$311,032
John Townsend (2)	2019	$185,000	$25,000	$-	$4,031	$214,031
	2018	$165,000	$3,000	$-	$1,164	$169,164
Vincent J. Roth (3)	2019	$161,000	$-	$-	$-	$161,000
	2018	$156,000	$-	$-	$-	$156,000

(1) Michael Favish had been the Company’s CEO since inception. Effective June 12, 2020, Mr. Favish resigned as Chief Executive Officer and President of the Company and resigned as a member of the Board. Mr. Favish received 2,750,000 units of membership interest at inception of the Company on December 1, 2009 when the Company was a California limited liability company, such units became 2,750,000 shares of common stock when the Company incorporated as a Delaware corporation on June 30, 2015. Mr. Favish was awarded a stock grant on December 31, 2016 for services rendered for 25,000 shares of the Company’s common stock valued at $0.18 per share. Mr. Favish was awarded a stock option grant on April 9, 2019 for 1,250,000 shares of the Company’s common stock at an exercise price of $4.40 per share pursuant to his employment agreement (the “Favish Option”). The Favish Option ceased to vest upon his resignation from the Company. All Other Compensation associated with Mr. Favish includes Company reimbursed personal meals, personal automobile expense, club membership fees, health care related expenses that fall outside of the Company provided health insurance plan, and use of American Express membership rewards points acquired under the Company’s corporate American Express card.

(2) John Townsend had been our Controller since July 2016 and Chief Accounting Officer since March 2017. Effective September 2, 2020, Mr. Townsend resigned as Controller and Chief Accounting Officer. Mr. Townsend was awarded a stock grant on December 31, 2016 for services rendered for 2,500 shares of the Company’s common stock valued at $0.18 per share. Mr. Townsend received a stock grant in August 2017 for services rendered for 50,000 shares of the Company’s common stock valued at $0.18 per share. All Other Compensation associated with Mr. Townsend includes Company reimbursed personal meals and personal automobile expense.

(3) Vincent J. Roth has served as General Counsel and Corporate Secretary since April 2015. On December 31, 2016, Mr. Roth was awarded a stock grant for services rendered for 7,500 shares of the Company’s common stock valued at $0.18 per share.

Employment Agreements

Michael Favish

On December 21, 2018, the Company entered into an Employment Agreement (the “Agreement”) with Michael Favish, its President and Chief Executive Officer, and Chairman of the Board, which agreement became effective as of January 1, 2019. Pursuant to the Agreement, Mr. Favish will serve in such positions for a term of three (3) years, and following the expiration of such three (3) year term, Mr. Favish’s employment shall be on an “at-will” basis, and such post-term employment will be subject to termination by either party at any time, with or without cause or prior notice. Pursuant to the terms of the Agreement, Mr. Favish was entitled to receive an annual base salary of $300,000 in 2019, $325,000 in 2020 and $350,000 in 2021.

On June 12, 2020, Michael Favish resigned as Chief Executive Officer and President of the Company and he resigned as a member of our board of directors. In connection with the termination of employment, the Company agreed to pay Mr. Favish a severance payment of $325,000, to be paid out over 12 months. Additionally, the Company agreed that the Favish Option shall remain exercisable for a period of twelve (12) months from June 12, 2020 in lieu of the ninety (90) days provided for under the terms of the original stock option agreement following the termination. The Favish Option ceased to vest upon his resignation from the Company.

David Evans

The Company entered into a Consulting Agreement with Dr. Evans, dated as of September 29, 2017 (as amended, the “Evans Consulting Agreement”). The Evans Consulting Agreement provided that Dr. Evans would serve as the Company’s Chief Science Officer and is currently being paid $17,500 per month as an employee of the Company. The Company and Dr. Evans entered into an amendment to the Evans Consulting Agreement, which amendment, effective as of June 12, 2020, (1) acknowledged his appointment as Interim Chief Executive Officer and Interim President and (2) increased his compensation by Ten Thousand Dollars ($10,000) per month for each month that he remains Interim Chief Executive Officer and Interim President.

Andrew C. Schmidt

The Company and Mr. Schmidt entered into an employment agreement (the “Employment Agreement”), dated July 20, 2020 (the “Effective Date”), pursuant to which Mr. Schmidt’s annual base salary is $250,000. The Employment Agreement provides that Mr. Schmidt shall have an annual target cash bonus opportunity of no less than $175,000 (the “Bonus”) based on the achievement of Company and individual performance objectives to be determined in good faith by the Board in advance and in consultation with Mr. Schmidt (the “Performance Objectives”), provided, however, that the parties acknowledged and agreed that up to an aggregate of $100,000 of the Bonus shall be payable upon the closing(s) of one or more mergers and acquisition transactions as determined at the discretion of the Board, and $75,000 shall be based upon the satisfactory completion of the Performance Objectives. The initial term of the Employment Agreement is through July 20, 2021, with automatic one-year renewals, unless either party provides written notice of a non-renewal in accordance with the terms of the Employment Agreement (the “Term”).

Mr. Schmidt will also be entitled to certain other benefits consistent with those provided to other senior executives of the Company. In addition, effective as of the Effective Date, Mr. Schmidt shall be granted an award of one million (1,000,000) stock options (the “Stock Options”) under the Company’s 2018 Equity Incentive Plan (the “Incentive Plan”), at an exercise price of one dollar ($1.00) per share. The Stock Options shall vest and become exercisable in twelve (12) equal installments on the last day of each of the subsequent twelve (12) calendar quarter-end dates following the Effective Date (the first of such dates to be September 30, 2020), subject to continued service, and shall vest in full upon a Change in Control (as defined in the Incentive Plan). The Stock Options granted shall be subject, to the extent necessary, to the approval of the Company’s stockholders of a proposal to increase the authorized number of shares available under the Incentive Plan.

If Mr. Schmidt’s employment is terminated by the Company without cause (as defined in the Employment Agreement), if the Term expires after a notice of non-renewal is delivered by the Company or if Mr. Schmidt’s employment is terminated following a change of control (as defined in the Incentive Plan), Mr. Schmidt will be entitled to (a) six months’ base salary, (b) the prorated portion of the Bonus for the year in which the termination occurs, based on actual performance and (c) base salary and benefits accrued through the date of termination.

Outstanding Equity Awards at Fiscal Year-End

Pursuant to the employment agreement entered into on December 21, 2018 between the Company and Michael Favish, the Company granted Mr. Favish a non-qualified stock option on April 4, 2019 to purchase 1,250,000 shares of common stock. The options have a strike price of $4.40 per share and vest ratably over three years. As of December 31, 2019, 312,500 option shares have vested and further vesting ceased on June 12, 2020 when Mr. Favish’s employment with the Company terminated. There were no other outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of Record Date, based on 88,327,312 shares issued and outstanding by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of the Record Date. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Guardion Health Sciences, Inc., 15150 Avenue of Science, Suite 200, San Diego, CA 92128.

Name of Beneficial Owner and Title of Officers and Directors	Shares of Common Stock Beneficially Owned	Percentage

Robert N. Weingarten, Director and Corporate Secretary (1)	665,000	*	%
Mark Goldstone, Director (2)	537,800	*	%
Donald A. Gagliano, M.D., Director (3)	149,000	*	%
Kelly Anderson, Director (4)	231,250	*	%
David Evans, Ph.D., Interim Chief Executive Officer and President and Director (5)	1,559,000	1.8%
Andrew C. Schmidt, Chief Financial Officer (6)	83,333	*	%
John Townsend, Chief Accounting Officer and Controller (7)	52,500	*	%
Vincent J. Roth, General Counsel	132,500	*	%
All Officers and Directors as a Group (8 persons) (8)	3,410,383	3.9%

* Less than 1%.

(1)	Includes (i) 652,500 shares of common stock held by Mr. Weingarten; and (ii) 12,500 options to purchase common stock that will vest within 60 days of the Record Date held by Mr. Weingarten

(2)	Includes (i) 525,300 shares of common stock held by Mr. Goldstone; and (ii) 12,500 options to purchase common stock that will vest within 60 days of the Record Date held by Mr. Goldstone.

(3)	Includes (i) 136,500 shares of common stock held by Dr. Gagliano; and (ii) 12,500 options to purchase common stock that will vest within 60 days of the Record Date held by Dr. Gagliano.

(4)	Includes (i) 187,500 vested options to purchase common stock held by Ms. Anderson; and (ii) 43,750 options to purchase common stock that will vest within 60 days of the Record Date held by Ms. Anderson.

(5)	Includes (i) 1,371,000 shares of common stock issued on September 29, 2017 in connection with the 2017 acquisition of VectorVision, Inc.; (ii) 6,500 shares of common stock purchased April 9, 2019 in the Company’s initial public offering, which shares were registered on the registration statement on Form S-1 that the SEC declared effective on April 4, 2019; (iii) 40,000 shares purchased in the Company’s August 2019 follow-on public offering; (iv) 2,000 shares purchased in the Company’s October 2019 follow-on public offering; (v) 125,000 of the shares issued in exchange for the VectorVision, Inc. acquisition that also serve as security for VectorVision, Inc.’s indemnification obligations under the related Asset Purchase Agreement; (vi) 2,000 Series B warrants to purchase common stock held by Dr. Evans; and (vii) 12,500 options to purchase common stock that will vest within 60 days of the Record Date held by Dr. Evans.

(6)	Includes 83,333 options to purchase common stock that will vest within 60 days of the Record Date held by Mr. Schmidt.

(7)	Effective September 2, 2020, Mr. Townsend resigned as Controller and Chief Accounting Officer.

(8)	Unless otherwise indicated, the business address of each individual is c/o Guardion Health Sciences, Inc., 15150 Avenue of Science, Suite 200, San Diego, California 92128.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings. Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements, with the exception of David Evans and Donald Gagliano each failing to file one Form 4 on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

During the twelve months ended December 31, 2019 and 2018, the Company incurred and paid $300,000 and $275,000, respectively, of salary expense to our former Board Chairman and CEO, Mr. Michael Favish. In addition, compensation cost of $2,339,560 was recognized on amortization of stock option awards during the twelve months ended December 31, 2019. During the twelve months ended December 31, 2019 and 2018, the Company incurred and paid salaries of $114,000 and $103,000, respectively, to Karen Favish, spouse of Michael Favish. During the twelve months ended December 31, 2019 and 2018, the Company incurred and paid salaries of $55,000 and $33,000, respectively, to Kristine Townsend, spouse of our former Controller and Chief Accounting Officer John Townsend.

On September 29, 2017, the Company completed the acquisition of substantially all of the assets and liabilities of VectorVision Ohio in exchange for 1,525,000 shares of the Company’s common stock, pursuant to the Asset Purchase and Reorganization Agreement (“Asset Purchase Agreement”), which was entered into on an arm’s-length basis. David W. Evans, a Director of the Company, owned 28% of the issued and outstanding shares of VectorVision Ohio and his wife, Tamara Evans, owned 72% of the issued and outstanding shares of VectorVision Ohio. VectorVision Ocular Health, Inc is a wholly owned subsidiary of the Company formed by the Company in connection with the acquisition of assets from VectorVision Ohio. Dr. Evans was appointed as a director of the Company on September 29, 2017 pursuant to the Asset Purchase Agreement. The Company entered into a Consulting Agreement with Dr. Evans, dated as of September 29, 2017 (the “Consulting Agreement”), whereby Dr. Evans has been engaged to serve as a consultant to the Company to further the Company’s planned development and commercialization of the Company’s portfolio of products and technology. The Consulting Agreement has an initial term of 3 years, with automatic one-year renewals unless earlier terminated. Dr. Evans is entitled to compensation of $10,000 per month for the first six months of the term of the Consulting Agreement and $7,500 per month for the remainder of the term of the Consulting Agreement. Additionally, on the same date, the Company and Dr. Evans entered into an Intellectual Property Purchase Agreement wherein the Company agreed to pay to Dr. Evans a commercially reasonable royalty payments on sales of goods relating to vision acuity testing during the term of the agreement. Additionally, when the Company acquired VectorVision Ohio, it also acquired AcQviz, which is a patented methodology for auto-calibrating and standardizing the testing light level for computer generated vision testing systems.  Dr. Evans is entitled to receive a royalty on net revenue from AcQviz. As part of the development of the CSV-2000, AcQviz was created in a miniaturized circuit board by Radiant Technologies, Inc. in exchange for a 3% royalty on the sales of AcQviz.  Radiant Technologies is owned by Joseph T. Evans, the brother of Dr. David Evans. The Company and Dr. Evans entered into an amendment to the Consulting Agreement, which amendment, effective as of June 12, 2020, (1) acknowledged his appointment as Interim Chief Executive Officer and Interim President and (2) increased his compensation by Ten Thousand Dollars ($10,000) per month for each month that he remains Interim Chief Executive Officer and Interim President.

Dr. Evans, together with his spouse, wholly owns Ceatus Media Group LLC, a California limited liability company (“Ceatus”), founded in 2004 specializing in digital marketing in the eye health care sector. The Company paid Ceatus $55,000 in 2018 and $81,000 in 2019 for services related to digital marketing for the Company.

Dr. Evans, together with his spouse, wholly owns DWT Evans LLC, an Ohio limited liability company (“DWT”), founded in 2000 which holds several pieces of real estate. One of these holdings includes real property in Greenville, OH where the Company’s subsidiary, VectorVision Ocular Health, leases office and warehouse space. The Company paid DWT rent in the amounts of $20,290 and $20,898 in 2018 and 2019, respectively.

Since January 1, 2018, the Company incurred and paid $ 241,479 in the form of a salary to Karen Favish, spouse of Michael Favish, our former Chief Executive Officer. Since January 1, 2018, the Company incurred and paid $40,875 in the form of salary to Kristine Townsend, spouse of our former Controller and Chief Accounting Officer John Townsend.

OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Kingsdale Advisors to assist in the solicitation of proxies. We will pay a fee of approximately $11,500 plus reasonable out-of-pocket charges.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting virtually, at your request, we will cancel your previously submitted proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than May 13, 2021, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at our 2021 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after July 1, 2021 but no later than July 31, 2021. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 15150 Avenue of Science, Suite 200, San Diego, CA 92128, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 may be obtained without charge by writing to the Company’s Secretary, Guardion Health Sciences, Inc., 15150 Avenue of Science, Suite 200, San Diego, CA 92128. The Notice, our Annual Report on Form 10-K and this proxy statement are also available online at and https://www.iproxydirect.com/ghsi.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert N. Weingarten
Robert N. Weingarten
September 8, 2020	Chairman of the Board of Directors

PROXY CARD

GUARDION HEALTH SCIENCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – OCTOBER 29, 2020 AT 10:00AM PDT

CONTROL ID:	
REQUEST ID:	

The undersigned stockholder of Guardion Health Sciences, Inc. (the "Company"), hereby appoints Robert N. Weingarten as the proxy for the annual meeting of stockholders that will be held on October 29, 2020 at 10:00 A.M. PDT, the Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast at **www.issuerdirect.com/virtual-event/ghsi.**

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
	INTERNET:	https://www.iproxydirect.com/GHSI
	PHONE:	1-866-752-VOTE(8683)

↓ Please ensure you fold then detach and retain this portion of this Proxy ↓

ANNUAL MEETING OF THE STOCKHOLDERS OF
GUARDION HEALTH SCIENCES, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ____________________, 2020

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

APPENDIX A

GUARDION HEALTH SCIENCES, INC.
2018 EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Guardion Health Sciences, Inc. 2018 Equity Incentive Plan. The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, independent contractors and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d) “Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Stock Unit, Other Share-Based Award or Cash Award granted under the Plan.

(e) “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(i) “Cash Award” means cash awarded under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

(j) “Cause” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” then “Cause” means (i) the conviction, guilty plea or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty or fraud, (ii) the substantial and repeated failure of the Participant to perform duties of the office held by the Participant, (iii) the Participant’s gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, (iv) any breach by the Participant of any restrictive covenants to which the Participant is subject, and/or (v) the Participant’s engagement in any conduct which is or can reasonably be expected to be materially detrimental or injurious to the business or reputation of the Company or its Affiliates. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.

(k) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(l) “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2) the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(3) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(m) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(n) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.

(o) “Common Stock” means the common stock of the Company, having a par value of  $0.0001 per share.

(p) “Company” means Guardion Health Sciences, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of  “Change in Control” above).

(q) “Disability” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” means that a Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(r) “Effective Date” has the meaning set forth in Section 18 hereof.

(s) “Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(u) “Exempt Award” shall mean the following:

(1) An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2) An “employment inducement” award as described in the applicable stock exchange listing manual or rules may be granted under the Plan from time to time. The terms and conditions of any “employment inducement” award may vary from the terms and conditions set forth in the Plan to such extent as the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(3) An award that an Eligible Recipient purchases at Fair Market Value (including awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

(v) “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and (ii) with respect to a Share Appreciation Right, the base price per share of such Share Appreciation Right.

(w) “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(x) “Free Standing Rights” has the meaning set forth in Section 8.

(y) “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(z) “Grandfathered Arrangement” means an Award which is provided pursuant to a written binding contract in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017, within the meaning of Section 13601(e)(2) of P.L. 115.97, as may be amended from time to time (including any rules and regulations promulgated thereunder).

(aa) “Incentive Compensation” means annual cash bonus and any Award.

(bb) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(cc) “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(dd) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(ee) “Other Share-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(ff) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(gg) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(hh) “Plan” means this 2018 Equity Incentive Plan.

(ii) “Related Rights” has the meaning set forth in Section 8.

(jj) “Restricted Share” means a Share granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(kk) “Restricted Period” has the meaning set forth in Section 9.

(ll) “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(mm) “Rule 16b-3” has the meaning set forth in Section 3.

(nn) “Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.

(oo) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(pp) “Share Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of  (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(qq) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(rr) “Term” has the meaning set forth in Section 3.

(ss) “Transfer” has the meaning set forth in Section 16.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Cash Awards, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Share Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) and to Section 4(e) of the Plan, any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting and/or payment schedules of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c) Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e) The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(f) If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 3,000,000 shares of Common Stock; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying a Share Appreciation Right that are retained by the Company to account for the Exercise Price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for grant under the Plan.

(c) No more than 3,000,000 Shares shall be issued pursuant to the exercise of ISOs.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Shares, Restricted Stock Units or Other Share-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 4(e) of the Plan, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of  (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g) Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(h) Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i) Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8. Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made. Each Participant who is granted a Share Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c) Exercise Price. The Exercise Price of Shares purchasable under a Share Appreciation Rights shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Share Appreciation Rights be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d) Exercisability.

(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service. Treatment of an Share Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Other Change in Employment or Service Status. Share Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9. Restricted Shares and Restricted Stock Units.

(a) General. Restricted Shares or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Stock Units shall be made. Each Participant who is granted Restricted Shares or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Shares and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Shares or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award. With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Shares or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 12 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if  (and to the extent) the underlying Restricted Shares vest. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3) The rights of Participants granted Restricted Shares or Restricted Stock Units upon termination of employment or service as a director, independent contractor or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represent the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Share-Based Awards.

Other Share-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted. Each Participant who is granted an Other Share-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11. Cash Awards.

The Administrator may grant Awards that are denominated in, or payable to Participants solely in, cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and, such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Awards granted pursuant to this Section 11 may be granted with value and payment contingent upon the achievement of performance goals.

Section 12. Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, notwithstanding Section 4(e) of the Plan, in the event that (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.

If the Administrator determines in its discretion pursuant to Section 3(b)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 13. Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 16. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 17. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 18. Effective Date.

The Plan was adopted by the Board on October 10 and shall become effective on the date that it is approved by the Company’s stockholders (the “Effective Date”).

Section 19. Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 20. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 21. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 22. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 23. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28. Clawback.

(a) If the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to the Company, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both.

(b) Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 29. Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 30. Indemnification.

To the extent allowable pursuant to applicable law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 31. Titles and Headings, References to Sections of the Code or Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

Section 32. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 33. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

APPENDIX B

CERTIFICATE OF AMENDMENT

To

CERTIFICATE OF INCORPORATION

Of

GUARDION HEALTH SCIENCES, INC.

GUARDION HEALTH SCIENCES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Guardion Health Sciences, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on June 30, 2015 and has been amended by Certificates of Amendment to the Certificate of Incorporation filed with the Secretary of State on October 30, 2015, January 30, 2019 and December 6, 2019 (as so amended, the “Certificate of Incorporation”).

SECOND: ARTICLE IV, SECTION I of the Corporation’s Certificate of Incorporation shall be amended by inserting Subsection “C.” at the end of such section which shall read as follows:

C. Reverse Stock Split. Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each         (          ) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into (          ) fully paid and nonassessable shares of common stock, par value of  $0.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the         day of         , 20    .

GUARDION HEALTH SCIENCES, INC.

By:
Name:
Title:

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